UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2018

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue Overland Park, Kansas	66211
(Address of principal executive office)	(Zip Code)

(913) 696-6100

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

First Amendment to the Second Amended and Restated Contribution Deferral Agreement

On January 30, 2018, YRC Inc., USF Holland LLC (formerly USF Holland Inc.), New Penn Motor Express LLC (formerly New Penn Motor Express, Inc.), and USF Reddaway Inc., as primary obligors (the “Primary Obligors” and each subsidiaries of YRC Worldwide Inc. (the “Company”)), entered into Amendment No. 1 (the “First Amendment to the CDA”) to the Second Amended and Restated Contribution Deferral Agreement with the Trustees for the Central States, Southeast and Southwest Areas Pension Fund, certain pension funds party thereto, certain other pension funds party thereto as Exiting Funds (as defined therein) and Wilmington Trust Company, as agent (the “CDA”). All capitalized terms used below but not defined herein shall have the meaning ascribed to such terms in the CDA.

The First Amendment to the CDA, among other things: (a) extends the final maturity date of obligations under the CDA to December 31, 2022, (b) provides for annual scheduled amortization of the Deferred Pension Payments equal to 2.0% of the amount outstanding as of November 30 of each applicable year and (c) amends the definition of Event of Default to include an Event of Default in the event net cash proceeds from certain equity offerings are used to pay bonuses to executive officers or directors or make certain dividends or distributions as set forth therein.

Additionally, pursuant to the First Amendment to the CDA, the Primary Obligors made a one-time payment of $25,000,000 to Wilmington Trust Company, as agent under the CDA, for the benefit of the Funds on account of the Deferred Interest and Deferred Pension Payments thereunder.

The foregoing description of the First Amendment to the CDA does not purport to be complete, and is qualified in its entirety by reference to the full text of the First Amendment to the CDA, a copy of which is filed as Exhibit 10.1 to this current Report on Form 8-K and is incorporated herein by reference.

Third Amendment to the Loan and Security Agreement

On January 30, 2018, the Company and certain of its subsidiaries entered into Amendment No. 3 (the “Third Amendment to the LSA”) to the Loan and Security Agreement (the “LSA”), which amends the Loan and Security Agreement, dated as of February 13, 2014, by and among the Company, certain of the Company’s subsidiaries party thereto, the lenders party thereto and Citizens Business Capital, a division of Citizens Asset Finance, Inc., a subsidiary of Citizens, N.A., as agent (the “Agent”).

The Amendment, among other things, (i) grants the Agent discretion as to whether mortgages will be required in respect of material properties and (ii) permits the extension of the obligations under the CDA on the terms described above.

The foregoing description of the Third Amendment to the LSA does not purport to be complete, and is qualified in its entirety by reference to its full text, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment No. 1 to Second Amended and Restated Contribution Deferral Agreement among YRC Inc., USF Holland LLC, New Penn Motor Express LLC and USF Reddaway Inc., collectively as primary obligors, the Trustees for the Central States, Southeast and Southwest Areas Pension Fund, the Wilmington Trust Company, as agent, and the other funds party thereto.

10.2	Amendment No. 3 to Loan and Security Agreement by and among the Company, certain of the Company’s subsidiaries party thereto, the lenders party thereto and Citizens Business Capital as agent.

99.1	Press Release dated January 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

By:	/s/ Brianne L. Simoneau
Brianne L. Simoneau
Vice President and Controller

Date: January 31, 2018